CODE OF ETHICS

                           TOUCHSTONE SECURITIES, INC.

     Touchstone Securities, Inc. (the "Distributor") has adopted this Code of Ethics effective as of July 1, 2000, in accordance with the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

     Rule 17j-1 under the 1940 Act generally prohibits deceitful, fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies. While this Code is designed to prevent violations of Rule 17j-1, it is possible to comply with the terms of this Code and nevertheless violate the general prohibitions set forth in Rule 17j-1. Those persons subject to this Code should, therefore, bear these general prohibitions in mind at all times.

A.   GENERAL STANDARDS OF ETHICAL CONDUCT
     ------------------------------------

     Directors, officers and other Access Persons (as defined in this Code) have a duty at all times to place the interests of the investment companies ("Funds") for which the Distributor acts as the principal underwriter ahead of their own interests.

     All personal securities transactions of these individuals must be conducted in compliance with this Code and in a manner that avoids any actual or potential conflict of interest or any abuse of the individual's position of trust and responsibility to the Distributor and the Funds.

     All activities of these individuals also must be conducted in accordance with the fundamental standard that they may not take any inappropriate advantage of their positions with the Distributor.

B.   STANDARDS OF CONDUCT FOR ACCESS PERSONS
     ---------------------------------------

     1.   Prohibited Purchases and Sales When a Fund Trade Is Pending
          -----------------------------------------------------------

          a.   Prohibition
               -----------

               If an Access Person knows that an investment advisor, on behalf of any Fund, has placed a "buy" or "sell" order in a Covered Security on a particular day, the Access Person may not purchase or sell, directly or indirectly, the Covered Security or a Related Security on the same day if:

               o the Access Person has any direct or indirect beneficial ownership in the Covered Security or a Related Security or

               o the Access Person will acquire any direct or indirect beneficial ownership in the Covered Security or a Related Security by reason of the purchase.

          b.   Exceptions
               ----------

          This prohibition does not apply to:

               o purchases or sales involving 500 or fewer shares of a Covered Security that is included in the Standard & Poor's 500
               o purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control
               o purchases or sales that are non-volitional on the part of the Access Person
               o purchases that are part of an automatic dividend reinvestment plan
               o    sales that are part of an automatic withdrawal plan
               o purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities to the extent the rights were acquired from the issuer
               o sales of rights issued by an issuer pro rata to all holders of a class of its securities to the extent the rights were acquired from the issuer or
               o purchases or sales that the Compliance Officer approves in writing before the purchase or sale

          c.   Approval by the Compliance Officer
               ----------------------------------

               To obtain approval for a specific transaction, an Access Person should contact the Compliance Officer. The Access Person must disclose to the Compliance Officer all factors potentially relevant to a conflict of interest analysis that the Access Person is aware of, including the existence of any substantial economic relationship between his or her transaction and the Fund's transaction.

               Generally the Compliance Officer will approve a transaction only if:

               o the transaction is only remotely potentially harmful to the Fund because it would be very unlikely to affect a highly institutional market
               o the transaction is clearly not economically related to the securities to be purchased or sold by an investment advisor on behalf of the Fund or
               o the transaction is unlikely to result in any of the abuses described in Rule 17j-1.

     2.   Confidentiality
          ---------------

          An Access Person may not reveal to any other person (except in the normal course of his or her duties on behalf of the Distributor) any information about securities transactions of a Fund or securities under consideration for purchase or sale by a Fund.

C.   REPORTING
     ---------

     1.   Duplicate Confirmations and Statements
          --------------------------------------

          Each Access Person must arrange for duplicate copies of broker trade confirmations and periodic statements of his or her brokerage accounts to be sent to the Compliance Officer.

     2.   Holdings Reports
          ----------------

          a.   What Information Must Be Included in a Holdings Reports?
               -------------------------------------------------------

               Each Access Person must submit written and signed reports containing information about each Covered Security in which the Access Person had any direct or indirect beneficial ownership ("Holdings Reports").

               Each Holdings Report must include the following information:

               o title of each Covered Security in which the Access Person had any direct or indirect beneficial ownership
               o number of shares and/or principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership
               o name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person and
               o    date the Holdings Report is submitted by the Access Person

               If an Access Person is not required to report any information on a Holdings Report, the Access Person must submit a written and signed statement to that effect to the Compliance Officer by the date on which the Holdings Report is due.

          b.   When Must an Access Person Submit an Initial Holdings Report?
               ------------------------------------------------------------

               Each Access Person must submit to the Compliance Officer an Initial Holdings Report no later than 10 days after he or she becomes an Access Person. The information included in the Initial Holdings Report must reflect the Access Person's holdings as of the date he or she became an Access Person.

          c.   When Must an Access Person Submit Annual Holdings Reports?
               ---------------------------------------------------------

               Each Access Person must submit to the Compliance Officer an Annual Holdings Report no later than January 30 of each year. The information included in the Annual Holdings Report must reflect the Access Person's holdings as of the immediately preceding December 31.

          d.   Are There Any Exceptions to These Reporting Requirements?
               --------------------------------------------------------

               An Access Person does not have to include in his or her Holdings Reports information about the following securities or accounts:

               o    direct obligations of the government of the United States
               o    bankers' acceptances
               o    bank certificates of deposit
               o    commercial paper
               o    high   quality   short-term   debt   instruments   including
                    repurchase agreements
               o    shares issued by open-end Funds
               o securities held in any account over which the Access Person has no direct or indirect influence or control and
               o transactions effected for any account over which the Access Person has no direct or indirect influence or control

     2.   Quarterly Transaction Reports
          -----------------------------

          a.   What  Information  Must Be Included  in a  Quarterly  Transaction
               -----------------------------------------------------------------
               Report?
               ------

               Each Access Person must submit a report ("Quarterly Transaction Report") containing information about:

               o every transaction in a Covered Security during the quarter and in which the Access Person had any direct or indirect beneficial ownership and
               o every account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person.

               A  Quarterly   Transaction  Report  must  include  the  following
          information:

               o    date of each transaction in a Covered Security
               o    title of the Covered Security
               o interest rate and maturity date of the Covered Security, if applicable
               o    number  of shares  and/or  principal  amount of the  Covered
                    Security
               o    nature of the transaction
               o price of the Covered Security at which the transaction was effected
               o name of the broker, dealer or bank with or through which the transaction was effected
               o name of the broker, dealer or bank with whom the Access Person established any new account
               o    date the account was established and
               o date the Quarterly Transaction Report is submitted by the Access Person

               If an Access Person is not required to report any information on a Quarterly Transaction Report, the Access Person must submit a written and signed statement to that effect to the Compliance Officer no later than 10 days after the end of the calendar quarter.

          b.   When Must an Access Person Submit a Quarterly Transaction Report?
               ----------------------------------------------------------------

               A  Quarterly   Transaction   Report  must  be  submitted  to  the
          Compliance Officer no later than 10 days after the end of each calendar quarter.

          c.   Are There Any Exceptions To These Requirements?
               ----------------------------------------------

               o    Exceptions for Certain Securities and Accounts
                    ----------------------------------------------

                    An Access Person does not have to report transactions involving the following securities or accounts:

                    o    direct  obligations  of the  government  of the  United
                         States
                    o    bankers' acceptances
                    o    bank certificates of deposit
                    o    commercial paper
                    o high quality short-term debt instruments including repurchase agreements
                    o    shares issued by open-end Funds
                    o securities held in any account over which the Access Person has no direct or indirect influence or control and

                    o transactions effected for any account over which the Access Person has no direct or indirect influence or control

                    If an Access Person does not make a Quarterly Transaction Report because of this exception, the Access Person must submit a written and signed statement to that effect to the Compliance Officer no later than 10 days after the end of the calendar quarter.

               o    Exceptions Based On Duplicate Confirmations
                    -------------------------------------------

                    In addition, an Access Person does not have to make a Quarterly Transaction Report for a calendar quarter if:

                    o the report would duplicate information contained in broker trade confirmations or account statements received by the Compliance Officer no later than 10 days after the end of the calendar quarter and
                    o all of the required information is contained in the broker trade confirmations or account statements.

                    If broker trade confirmations do not contain all of the required information, the Access Person must include the missing information in a Quarterly Transaction Report.

                    If an Access Person does not make a Quarterly Transaction Report because of this exception, the Access Person must submit a written and signed statement to that effect to the Compliance Officer no later than 10 days after the end of the calendar quarter.

D.   COMPLIANCE OFFICER REVIEWS
     --------------------------

     In reviewing transactions, the Compliance Officer will take into account the various exceptions included in this Code. Before making a determination that an Access Person has violated this Code, the Compliance Officer will give the Access Person an opportunity to supply additional information about the transaction in question.

E.   SANCTIONS
     ---------

     The Board of Directors of the Distributor may impose sanctions on an Access Person for violations of this Code as it deems appropriate. Sanctions could include disgorgement of any profits realized by the Access Person as a result of the violation, a letter of censure or suspension in the Access Person's personnel file, or termination of the employment of the Access Person.

F.   MISCELLANEOUS
     -------------

     All reports of securities transactions and any other information reported pursuant to this Code will be treated as confidential.

     The Board of Directors of the Distributor may from time to time adopt interpretations of this Code as it deems appropriate.

G.   DEFINITIONS
     -----------

     "Access Person" means

     o any director, officer or general partner of the Distributor who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by a Fund or
     o any director, officer or general partner of the Distributor whose functions or duties in the ordinary course of business relate to the making of any recommendations to a Fund regarding the purchase or sale of Covered Securities

     "Beneficial Ownership" is interpreted in the same manner as it would be under Rule 16a-1(a)(2) promulgated under the Securities Exchange Act of 1934.

     "Control" has the same meaning as in Section 2(a)(9) of the 1940 Act.

     "Covered Security" means a security as defined in Section 2(a)(36) of the 1940 Act (in effect, all securities), except that it does not include:

     o    direct obligations of the government of the United States
     o    bankers' acceptances
     o    bank certificates of deposit
     o    commercial paper
     o    high  quality  short-term  debt  instruments,   including   repurchase
          agreements and
     o    shares issued by open-end Funds

     "Fund" means any investment company registered under the 1940 Act for which the Distributor serves as the principal underwriter.

     "Purchase or sale of Covered Securities" includes, among other things, the writing of an option to purchase or sell Covered Securities.

     "Related Security" means:

     o    a security issued by the same issuer that issued the Covered Security
     o a security issued by an issuer under common control with the issuer that issued the Covered Security or
     o a security that gives the holder any contractual right with respect to the Covered Security, including options, warrants or other convertible securities

     "Compliance Officer " means any person designated by the Distributor to administer this Code or to review reports required by this Code.